FOR IMMEDIATE RELEASE	Wednesday, November 8, 2017
TEGNA Inc. 2017 Third Quarter Results Show Strength as Pure-Play Media Company

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2017, its first full quarter as a pure-play media company.

Highlights for the third quarter:

•
Revenue grew five percent year-over-year on a non-GAAP* comparable basis driven by subscription revenue and growth initiatives; total company revenue from continuing operations finished down 11 percent year-over-year due to the cyclical absence of Olympics and political revenue.

•	GAAP and non-GAAP* earnings per diluted share from continuing operations were $0.23.

•	Expanded scope of previously announced capital allocation strategy by adding a share repurchase program of $300 million over three years on September 17, 2017.

•	Improved leverage with debt pay down using proceeds from the sale of CareerBuilder.

* See “Use of Non-GAAP Information” below for more details

“TEGNA has finalized our transition into a pure-play media company, and the third quarter results demonstrate the power of our model. Our revenue on a comparable basis grew five percent, in line with guidance. We are executing our strategy as a best-in-class operator, transforming our content, sales and marketing offerings and generating strong cash flow,” said Dave Lougee, president and chief executive officer, TEGNA. “As we look to 2018, TEGNA will benefit from some substantial tailwinds, including the Winter Olympics and the Super Bowl on our outperforming NBC stations in the first quarter, as well as our favorable political footprint for the mid-term elections combined with execution against our innovation initiatives, will result in a very strong 2018 performance. Looking beyond 2018, as the largest owner of big four affiliates in the top 25 markets, TEGNA is uniquely positioned to benefit from the anticipated in-market ownership rule changes proposed by the FCC. Our strong balance sheet gives us the flexibility to invest opportunistically in both organic and inorganic growth. All opportunities will be assessed with our usual financial discipline.”

Further highlights from the 2017 third quarter results:

•
Subscription revenue growth - Year-over-year growth in subscription revenue of 24 percent provided a stable, significant driver of free cash flow. The company finalized additional over-the-top (OTT) distribution deals with streaming services and network partners fueled by our content, geographic footprint and audience; per-subscriber economic terms are equal to or better than per-subscriber economics of traditional MVPDs.

•
OTT advertising business acceleration - Premion, an innovative solution for OTT advertising that reaches cord cutters, continued to surge, executing 6500+ campaigns serving more than 800 clients in 195 markets, with third quarter revenue up 92 percent over second quarter. Premion is also building on its leadership by allowing others to sell its inventory and creating a data management platform for OTT players.

•
B2B marketing services for advertisers - Hatch, which provides integrated marketing services, data-driven insights, and creative and customizable solutions for advertisers, continued to gain access to marketing dollars. Third quarter revenue was up 49 percent versus last year. New accounts increased 122 percent year-over-year.

•
New content innovation - TEGNA premiered three locally-produced, multi-platform programs as part of its content transformation strategy. This included “Daily Blast LIVE” (DBL), which is a first-of-its-kind program, live in every time zone across 35 markets, with content sourced in real-time from social media.

•
Growing mobile and digital platforms - TEGNA launched redesigned mobile sites in 34 markets, resulting in a 71 percent sequential increase in mobile video plays compared to the prior quarter; traffic across TEGNA digital properties averaged 38 million unique visitors in the quarter, an increase of 16 percent versus the second quarter of 2017.

THIRD QUARTER CONTINUING OPERATIONS
TEGNA’s even- to odd-year results are disproportionately impacted by the cyclical drivers of Olympic and political spending due to our high concentration of NBC stations and traditionally favorable political advertising footprint. For 2017, comparisons to 2016 are also negatively impacted by the conclusion of a transition services agreement with Gannett and the absence of revenue from Cofactor, sold in December 2016. Additionally, other factors impacted revenues, such as unanticipated weather events in Texas and Florida in the third quarter of 2017.

The following table summarizes the year-over-year changes in revenue categories (in thousands).

	Q3 2017	Q3 2016	Percentage Change

Advertising & Marketing Services (a)	$277,817	$330,589	(16.0%)
Political	3,783	38,060	(90.1%)
Subscription	177,692	143,676	23.7%
Other	4,972	4,696	5.9%
Cofactor	—	2,596	(100.0%)
Total company revenues (GAAP basis)	$464,264	$519,617	(10.7%)
Factors impacting comparisons:
Estimated incremental Olympic	$—	$(28,300)	(100.0%)
Political	(3,783)	(38,060)	(90.1%)
CoFactor (sold in December 2016)	—	(2,596)	(100.0%)
Discontinued digital marketing services	—	(13,893)	(100.0%)
Total company revenues (Non-GAAP basis)	$460,481	$436,768	5.4%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services businesses.

On a GAAP basis, total company revenues were 11 percent lower in the quarter due primarily to a $34 million decline in political revenue and the absence of $57 million in Olympic revenue generated across the NBC stations.

On a non-GAAP comparable basis, total company revenues were five percent higher in the quarter due primarily to a $34 million increase in subscription revenue as well as revenue contributions from growth initiatives, such as Premion.

As described last quarter, TEGNA now reports a new revenue line: advertising and marketing services. This category reflects the sales transformation strategy which focuses on customer needs versus specific products. This category includes all advertising and marketing-related revenue, including Premion, Hatch,
G/O Digital and television.

On a reported basis, advertising and marketing services revenue was 16 percent lower than last year’s third quarter. Excluding the cyclical absence of Olympic advertising and discontinued digital marketing services plus lost revenue of more than $3 million due to the impact of Hurricanes Harvey and Irma, advertising and marketing services revenue was down approximately two percent, an improvement over the second quarter.

Reported operating expenses rose four percent in the quarter. Third quarter total company operating expenses on a non-GAAP basis were eight percent higher than last year due primarily to substantially higher programming fees. Excluding programming costs and accelerated depreciation due to the spectrum repack, adjusted operating expenses were down eight percent.

Reported operating income was 37.1 percent lower compared to the third quarter in 2016. On a non-GAAP basis, operating income declined 39.0 percent due to cyclical trends of political and Olympic revenue comparisons and substantially higher programming fees that drove the increase in operating expenses.

Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $145.0 million in the quarter, and the Adjusted EBITDA margin equaled 31.2 percent. Adjusted EBITDA excluding corporate expenses was $157.9 million which resulted in a margin of 34.0 percent.

Net income from continuing operations was $50.8 million. On a non-GAAP basis, net income from continuing operations declined 49.2 percent year-over-year to $49.5 million.

Special items in the third quarter of 2017 included expenses related to Hurricanes Harvey and Irma as well as transaction expenses. The net impact of the expenses incurred due to the hurricanes during the quarter was a loss of $7.6 million or a loss of $0.02 per share. Special items also include beneficial deferred tax adjustments (refer to Table 2 for a reconciliation of results on a GAAP and non-GAAP basis).

THIRD QUARTER NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter was $51.9 million compared to $57.6 million in the third quarter of 2016. The decline was due primarily to lower average debt outstanding, partially offset by a higher average interest rate.

Other non-operating expenses were $3.7 million in the quarter compared to expenses of $11.9 million in the third quarter of 2016. The decrease primarily reflects the absence of costs this quarter associated with the Cars.com spin-off. On a non-GAAP basis, other non-operating activity resulted in a net expense of $1.0 million in the third quarter of 2017 compared to income of $1.3 million in 2016. The change is due to lower investment income in 2017.

Cash flow from operating activities for the third quarter of 2017 was $111.9 million. Free cash flow (a non-GAAP measure - refer to Table 4) totaled $97.7 million for the quarter. Third quarter 2017 cash flow from operating activities and free cash flow were lower year-over-year primarily due to the decline in political advertising, Cars.com spin-off and sale of CareerBuilder.

Debt outstanding was $3.3 billion and total cash was $383 million at the end of the quarter. Subsequent to the end of the quarter, the company used proceeds from the CareerBuilder sale to redeem early $280 million of fixed rate notes. Dividends paid in the quarter totaled $15 million. The effective tax rate in the quarter was 18.4 percent on a GAAP basis. On a non-GAAP basis, the effective tax rate was 31.7 percent.

OUTLOOK
“In the fourth quarter, we have a larger even- to odd-year cyclical comparison than we had in the third quarter, primarily due to the absence of approximately $82 million of net political revenue compared to the fourth quarter of 2016. Our outlook also reflects the absence of $16 million of revenue from the terminated digital businesses previously reported in the Digital Segment,” said Victoria Harker, executive vice president and chief financial officer, TEGNA.

As such, in the fourth quarter, TEGNA expects:

•	Non-GAAP total company revenue to increase in the high single- to low double-digits year-over-year, adjusting to remove political revenue and revenue related to the terminated digital businesses.

•	GAAP total company revenue to decline in the high single- to low double-digits year-over-year.

CONFERENCE CALL
As previously announced, the company will hold an earnings conference call at 8:30 a.m. ET today. The call can be accessed via a live webcast through the company’s Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-888-394-8218 and international callers should dial 1-323-701-0225 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 3770716. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Wednesday, November 8, at 12:30 p.m. (ET) to Wednesday, November 22, at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 3770716. Materials related to the call will be available through the Investor Relations section of the company’s website Wednesday morning.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 46 television stations in 38 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top four affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and 35 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and digital marketing services business (formerly G/O Digital), a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Three Months Ended September 30,
	2017	2016	% Increase (Decrease)

Revenues	$464,264	$519,617	(10.7)

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	235,474	200,495	17.4
Business units - Selling, general and administrative expenses, exclusive of depreciation	70,914	83,039	(14.6)
Corporate - General and administrative expenses, exclusive of depreciation	12,881	16,027	(19.6)
Depreciation	15,186	13,212	14.9
Amortization of intangible assets	5,395	5,775	(6.6)
Asset impairment and facility consolidation charges	7,553	15,218	(50.4)
Total	347,403	333,766	4.1
Operating income (a)	116,861	185,851	(37.1)

Non-operating income (expense):
Equity income (loss) in unconsolidated investments, net	866	(1,198)	****
Interest expense	(51,855)	(57,601)	(10.0)
Other non-operating items (a)	(3,671)	(11,874)	(69.1)
Total	(54,660)	(70,673)	(22.7)

Income before income taxes	62,201	115,178	(46.0)
Provision for income taxes	11,447	38,441	(70.2)
Income from continuing operations	$50,754	$76,737	(33.9)

Earnings from continuing operations per share:
Basic	$0.24	$0.36	(33.3)
Diluted	$0.23	$0.35	(34.3)

Weighted average number of common shares outstanding:
Basic	215,863	214,813	0.5
Diluted	218,095	218,099	—

Dividends declared per share	$0.07	$0.14	(50.0)

(a) - In the first quarter of 2017, the company adopted new accounting guidance that changed the classification of certain components of net periodic pension and other post-retirement benefit expense (post-retirement benefit expense). The service cost component of the post-retirement benefit expense will continue to be presented as an operating expense while all other components of post-retirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in third quarter of 2017 and 2016 of $1.7 million and $1.8 million, respectively. Net income, earnings per share, and retained earnings were not impacted by the new standard.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine Months Ended September 30,
	2017	2016	% Increase (Decrease)

Revenues	$1,412,703	$1,457,233	(3.1)

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	696,565	590,058	18.1
Business units - Selling, general and administrative expenses, exclusive of depreciation	214,645	246,280	(12.8)
Corporate - General and administrative expenses, exclusive of depreciation	42,462	43,865	(3.2)
Depreciation	41,721	42,653	(2.2)
Amortization of intangible assets	16,172	17,542	(7.8)
Asset impairment and facility consolidation charges	11,086	18,946	(41.5)
Total	1,022,651	959,344	6.6
Operating income (a)	390,052	497,889	(21.7)

Non-operating expense:
Equity loss in unconsolidated investments, net	(1,549)	(2,763)	(43.9)
Interest expense	(162,113)	(175,444)	(7.6)
Other non-operating items (a)	(26,853)	(16,029)	67.5
Total	(190,515)	(194,236)	(1.9)

Income before income taxes	199,537	303,653	(34.3)
Provision for income taxes	54,855	92,038	(40.4)
Income from continuing operations	$144,682	$211,615	(31.6)

Earnings from continuing operations per share:
Basic	$0.67	$0.98	(31.6)
Diluted	$0.66	$0.96	(31.3)

Weighted average number of common shares outstanding:
Basic	215,558	216,865	(0.6)
Diluted	217,827	220,511	(1.2)

Dividends declared per share	$0.28	$0.42	(33.3)

(a) - In the first quarter of 2017, the company adopted new accounting guidance that changed the classification of certain components of net periodic pension and other post-retirement benefit expense (post-retirement benefit expense). The service cost component of the post-retirement benefit expense will continue to be presented as an operating expense while all other components of post-retirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in the nine months ended September 30, 2017 and 2016 of $4.9 million and $5.8 million, respectively. Net income, earnings per share, and retained earnings were not impacted by the new standard.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Executive Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, charges related to asset impairment and facility consolidations, costs associated with the Cars.com spin-off transaction, and certain tax benefits associated with Cars.com spin-off, sale of CareerBuilder and sale of ShopLocal. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company’s ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), non-GAAP financial performance measures that it believes offer a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items such as spin-off transaction expenses and investment income, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated incremental Olympic and Super Bowl revenue, (2) Political revenues, (3) revenues from a previously sold business (Cofactor), and (4) revenues associated with a discontinued portion of our Digital Marketing Services business. These adjustments are made to the company's reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our broadcast business.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items			Non-GAAP Measure
	Three Months Ended September 30, 2017	Operating asset impairment and facility consolidation	Other non-operating items	Special tax benefit	Three Months Ended September 30, 2017

Asset impairment and facility consolidation charges	$7,553	$(7,553)	$—	$—	$—
Operating expenses	347,403	(7,553)	—	—	339,850
Operating income	116,861	7,553	—	—	124,414
Other non-operating items	(3,671)	—	2,688	—	(983)
Total non-operating expense	(54,660)	—	2,688	—	(51,972)
Income before income taxes	62,201	7,553	2,688	—	72,442
Provision for income taxes	11,447	2,780	629	8,086	22,942
Net income from continuing operations	50,754	4,773	2,059	(8,086)	49,500
Net income from continuing operations per share-diluted (a)	$0.23	$0.02	$0.01	$(0.04)	$0.23
(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items			Non-GAAP Measure
	Three Months Ended September 30, 2016	Severance expense	Operating asset impairment and facility consolidation	Other non-operating items	Three Months Ended September 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$200,495	$(1,086)	$—	$—	$199,409
Business units - Selling, general and administrative expenses, exclusive of depreciation	83,039	(227)	—	—	82,812
Corporate - General and administrative expenses, exclusive of depreciation	16,027	(1,557)	—	—	14,470
Asset impairment and facility consolidation charges	15,218	—	(15,218)	—	—
Operating expenses	333,766	(2,870)	(15,218)	—	315,678
Operating income	185,851	2,870	15,218	—	203,939
Other non-operating items	(11,874)	—	—	13,161	1,287
Total non-operating expense	(70,673)	—	—	13,161	(57,512)
Income before income taxes	115,178	2,870	15,218	13,161	146,427
Provision for income taxes	38,441	1,112	5,900	3,515	48,968
Net income from continuing operations	76,737	1,758	9,318	9,646	97,459
Net income from continuing operations per share-diluted (a)	$0.35	$0.01	$0.04	$0.04	$0.45
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Nine Months Ended Sept. 30, 2017	Severance expense	Operating asset impairment	Other non-operating items	Special tax benefit	Nine Months Ended Sept. 30, 2017

Cost of revenues and operating expenses, exclusive of depreciation	$696,565	$(522)	$—	$—	$—	$696,043
Business units - Selling, general and administrative expenses, exclusive of depreciation	214,645	(1,471)	—	—	—	213,174
Corporate - General and administrative expenses, exclusive of depreciation	42,462	(1,060)	—	—	—	41,402
Asset impairment and facility consolidation charges	11,086	—	(11,086)	—	—	—
Operating expenses	1,022,651	(3,053)	(11,086)	—	—	1,008,512
Operating income	390,052	3,053	11,086	—	—	404,191
Other non-operating items	(26,853)	—	—	31,991	—	5,138
Total non-operating expense	(190,515)	—	—	31,991	—	(158,524)
Income before income taxes	199,537	3,053	11,086	31,991	—	245,667
Provision for income taxes	54,855	1,174	4,104	6,921	11,724	78,778
Net income from continuing operations	144,682	1,879	6,982	25,070	(11,724)	166,889
Net income from continuing operations per share-diluted	$0.66	$0.01	$0.03	$0.12	$(0.05)	$0.77

	GAAP Measure	Special Items				Non-GAAP Measure
	Nine Months Ended Sept. 30, 2016	Severance expense	Operating asset impairment	Equity investment impairment	Other non-operating items	Nine Months Ended Sept. 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$590,058	$(12,601)	$—	$—	$—	$577,457
Business units - Selling, general and administrative expenses, exclusive of depreciation	246,280	(5,960)	—	—	—	240,320
Corporate - General and administrative expenses, exclusive of depreciation	43,865	(1,557)	—	—	—	42,308
Asset impairment and facility consolidation charges	18,946	—	(18,946)	—	—	—
Operating expenses	959,344	(20,118)	(18,946)	—	—	920,280
Operating income	497,889	20,118	18,946	—	—	536,953
Equity (loss) income in unconsolidated investments, net	(2,763)	—	—	1,869	—	(894)
Other non-operating items	(16,029)	—	—	—	16,324	295
Total non-operating expense	(194,236)	—	—	1,869	16,324	(176,043)
Income before income taxes	303,653	20,118	18,946	1,869	16,324	360,910
Provision for income taxes	92,038	7,799	7,345	725	4,583	112,490
Net income from continuing operations	211,615	12,319	11,601	1,144	11,741	248,420
Net income from continuing operations per share-diluted	$0.96	$0.06	$0.05	$0.01	$0.05	$1.13

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Three Months Ended September 30,
	2017	2016	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$50,754	$76,737	(33.9)
Provision for income taxes	11,447	38,441	(70.2)
Interest expense	51,855	57,601	(10.0)
Equity (income) loss in unconsolidated investments, net	(866)	1,198	****
Other non-operating expense	3,671	11,874	(69.1)
Operating income (GAAP basis)	116,861	185,851	(37.1)
Severance expense	—	2,870	(100.0)
Asset impairment and facility consolidation charges	7,553	15,218	(50.4)
Adjusted operating income (non-GAAP basis)	124,414	203,939	(39.0)
Depreciation	15,186	13,212	14.9
Amortization	5,395	5,775	(6.6)
Adjusted EBITDA (non-GAAP basis)	$144,995	$222,926	(35.0)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	12,881	14,470	(11.0)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$157,876	$237,396	(33.5)

	Nine Months Ended September 30,
	2017	2016	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$144,682	$211,615	(31.6)
Provision for income taxes	54,855	92,038	(40.4)
Interest expense	162,113	175,444	(7.6)
Equity loss in unconsolidated investments, net	1,549	2,763	(43.9)
Other non-operating expense	26,853	16,029	67.5
Operating income (GAAP basis)	390,052	497,889	(21.7)
Severance expense	3,053	20,118	(84.8)
Asset impairment and facility consolidation charges	11,086	18,946	(41.5)
Adjusted operating income (non-GAAP basis)	404,191	536,953	(24.7)
Depreciation	41,721	42,653	(2.2)
Amortization	16,172	17,542	(7.8)
Adjusted EBITDA (non-GAAP basis)	$462,084	$597,148	(22.6)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	41,402	42,308	(2.1)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$503,486	$639,456	(21.3)

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net cash flow from operating activities	$111,878	$225,519	$351,183	$454,763
Purchase of property and equipment	(14,143)	(28,527)	(63,846)	(68,577)
Free cash flow	$97,735	$196,992	$287,337	$386,186

Note: The free cash flow numbers presented in the table above includes Cars.com through the date of its spin-off (May 31, 2017) and CareerBuilder through the date of its sale (July 31, 2017).

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

As a result of the spin-off of Cars.com on May 31, 2017 and the sale of our majority ownership in CareerBuilder on July 31, 2017, the company has reclassified the historical financial results of the Digital Segment to discontinued operations.  Additionally, in the second quarter the company's digital marketing solutions business (known as G/O Digital) was realigned and is now reported together with the media business.  The historical income statement information presented below has been restated to reflect these changes.  The tables below reconcile the company’s continuing operations on a GAAP basis to the non-GAAP presentation.

	TEGNA GAAP Cont Ops	Special Items (a)	TEGNA Non-GAAP

Three Months Ended Mar. 31, 2016
Advertising & Marketing Services (b)	$290,344	$—	$290,344
Political	15,744	—	15,744
Subscription (c)	146,812	—	146,812
Other	5,013	—	5,013
Cofactor	2,725	—	2,725
Revenues	460,638	—	460,638
Operating expenses excluding corporate	294,128	(10,398)	283,730
Corporate	14,208	—	14,208
Operating expense	308,336	(10,398)	297,938
Operating income	152,302	10,398	162,700
Depreciation	14,963	—	14,963
Amortization	5,992	—	5,992
Adjusted EBITDA	$173,257	$10,398	$183,655

Three Months Ended June 30, 2016
Advertising & Marketing Services (b)	$314,044	$—	$314,044
Political	10,246	—	10,246
Subscription (c)	145,804	—	145,804
Other	4,174	—	4,174
Cofactor	2,710	—	2,710
Revenues	476,978	—	476,978
Operating expenses excluding corporate	300,559	(8,714)	291,845
Corporate	16,683	(1,864)	14,819
Operating expense	317,242	(10,578)	306,664
Operating income	159,736	10,578	170,314
Depreciation	14,478	—	14,478
Amortization	5,775	—	5,775
Adjusted EBITDA	$179,989	$10,578	$190,567

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)
	TEGNA GAAP Cont Ops	Special Items (a)	TEGNA Non-GAAP

Three Months Ended Sept. 30, 2016
Advertising & Marketing Services (b)	$330,589	$—	$330,589
Political	38,060	—	38,060
Subscription (c)	143,676	—	143,676
Other	4,696	—	4,696
Cofactor	2,596	—	2,596
Revenues	519,617	—	519,617
Operating expenses excluding corporate	317,682	(16,532)	301,150
Corporate	16,084	(1,556)	14,528
Operating expense	333,766	(18,088)	315,678
Operating income	185,851	18,088	203,939
Depreciation	13,212	—	13,212
Amortization	5,775	—	5,775
Adjusted EBITDA	$204,838	$18,088	$222,926

Three Months Ended Dec. 31, 2016
Advertising & Marketing Services (b)	$302,757	$—	$302,757
Political	90,758	—	90,758
Subscription (c)	145,442	—	145,442
Other	5,961	—	5,961
Cofactor	1,937	—	1,937
Revenues	546,855	—	546,855
Operating expenses excluding corporate	321,168	(15,360)	305,808
Corporate	15,424	(1,665)	13,759
Operating expense	336,592	(17,025)	319,567
Operating income	210,263	17,025	227,288
Depreciation	12,716	—	12,716
Amortization	5,721	—	5,721
Adjusted EBITDA	$228,700	$17,025	$245,725

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)
	TEGNA GAAP Cont Ops	Special Items (a)	TEGNA Non-GAAP

YTD 2016
Advertising & Marketing Services (b)	$1,237,734	$—	$1,237,734
Political	154,808	—	154,808
Subscription (c)	581,734	—	581,734
Other	19,844	—	19,844
Cofactor	9,968	—	9,968
Revenues	2,004,088	—	2,004,088
Operating expenses excluding corporate	1,233,537	(51,004)	1,182,533
Corporate	62,399	(5,085)	57,314
Operating expense	1,295,936	(56,089)	1,239,847
Operating income	708,152	56,089	764,241
Depreciation	55,369	—	55,369
Amortization	23,263	—	23,263
Adjusted EBITDA	$786,784	$56,089	$842,873

Three Months Ended Mar. 31, 2017
Advertising & Marketing Services (b)	$269,012	$—	$269,012
Political	2,157	—	2,157
Subscription (c)	182,310	—	182,310
Other	5,591	—	5,591
Revenues	459,070	—	459,070
Operating expenses excluding corporate	320,355	(2,959)	317,396
Corporate	15,604	(923)	14,681
Operating expense	335,959	(3,882)	332,077
Operating income	123,111	3,882	126,993
Depreciation	13,217	—	13,217
Amortization	5,389	—	5,389
Adjusted EBITDA	$141,717	$3,882	$145,599

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)
	TEGNA GAAP Cont Ops	Special Items (a)	TEGNA Non-GAAP

Three Months Ended June 30, 2017
Advertising & Marketing Services (b)	$296,346	$—	$296,346
Political	7,446	—	7,446
Subscription (c)	180,343	—	180,343
Other	5,234	—	5,234
Revenues	489,369	—	489,369
Operating expenses excluding corporate	324,793	(2,567)	322,226
Corporate	14,496	(137)	14,359
Operating expense	339,289	(2,704)	336,585
Operating income	150,080	2,704	152,784
Depreciation	13,318	—	13,318
Amortization	5,388	—	5,388
Adjusted EBITDA	$168,786	$2,704	$171,490

(a) - Special items primarily include workforce restructuring charges, operating asset impairments and facility consolidation charges.

(b) - As described last quarter, TEGNA now reports a new revenue line, advertising and marketing services, to better reflect its strategy to focus on marketing all products across platforms as well as new initiatives. This category includes all of the company’s traditional and digital revenues including Premion, Digital Marketing Services and other digital advertising and marketing revenues across our platforms.

(c) - The “Retransmission” revenue category has been renamed “Subscription” to better reflect the future changes in that revenue stream, including the distribution of TEGNA stations on OTT streaming services.